Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-257942) pertaining to the 2012 Stock Plan, 2021 Equity Incentive Plan and Nima Ghamsari Stand-Alone Stock Option Agreement of Blend Labs, Inc. of our report dated March 31, 2022, with respect to the consolidated financial statements of Blend Labs, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

San Francisco, California
March 31, 2022